Exhibit 10.2
ADDENDUM TO THE MASTER SERVICE AGREEMENT
This addendum (“Addendum”) is entered into this the 11th day of August, 2008 (“Effective Date”), by and between Classifieds Plus, Inc. (hereafter referred to as “Company”) located at 6215 Sheridan Drive, Williamsville, NY 14221, and The Sun-Times Company (hereinafter, referred to as “Publisher”) located at 350 N. Orleans St., 10th Floor, Chicago, IL 60654.
WHEREAS, the parties have entered into a Master Services Agreement dated February 26, 2008, (the “Agreement”) and;
WHEREAS, the Parties agree the Pilot has been determined to be successful in meeting all of the performance standards and therefore without interruption enters into the Initial Term for services in accordance with the Project Timeline commencing on or about August 4, 2008 with Phase II of the Project and;
WHEREAS, the parties wish to modify other certain provisions of the existing Agreement as described herein.
NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties agree as follows:
1. The parties agree that the Initial Term will start on August 11, 2008.
2. The Agreement is hereby amended by this Addendum to Attachment A “Project Timeline” which is deleted in its entirety and replaced by the following:
This Attachment A summarizes the Project Timeline for the rollout of the STNG properties for Total Outsourcing to Company on the proposed implementation timetable for services, commencing with the launch of the Pilot Term and in successive weeks. This Project Timeline is a good faith estimate defining the timeline for the rollout. Both Parties will use all reasonable efforts to meet the Project Timeline. Any unexpected delays by either Party in meeting the Project Timeline will be reviewed and discussed between the Parties for resolution.
Phase II      Midwest Suburban Publishing      Estimated eight to ten week implementation plan commencing with the completion of the Pilot Term of the Agreement representing 100% of all classified ad taking business associated with all Business Categories as defined in Attachment B outsourced to Company by Midwest Suburban Publishing.
Phase III      Chicago Sun Times      Estimated eight to ten week implementation plan commencing with the completion of Phase II of the Project Timeline representing 100% of all classified ad taking business associated with all Business Categories as defined in Attachment B outsourced to Company by Chicago Sun-Times.
Phase IV      Pioneer Press      Estimated eight to 10 week implementation plan commencing with the completion of Phase III of the Project Timeline representing 100% of all classified ad taking business associated with all Business Categories as defined in Attachment B outsourced to Company by Pioneer Press.
Phase V      Post Tribune      Estimated eight to 10 week implementation plan commencing with the completion of Phase IV of the Project Timeline representing 100% of all classified ad taking business associated with all Business Categories as defined in Attachment B outsourced to Company by Post Tribune.
Classifieds Plus, Inc. 6215 Sheridan Drive, Williamsville, New York 14221

3. The Agreement is hereby further amended by this Addendum to Attachment C “Fee Scale” which is deleted in its entirety and replaced by the following:
Fee Scale
In accordance with the terms and conditions of §5 (Rates) of the Agreement, the Fee will be as follows based on the classified ad taking business outsourced to Company measured for each Twelve-Month Period (“Amount”):

Amount of	*	dollars ($ * ) and greater: flat Fee of *				%
Amount from	$ *	to	$ *	: flat Fee of	*	%
Amount from	$ *	to	$ *	: flat Fee of	*	%
Amount from	$ *	to	$ *	: flat Fee of	*	%
In addition, the reference to $ * in the second sentence of §5 (Rates) of the Agreement is amended to $ * and that sentence hereinafter reads as follows:
The Fee is based upon a minimum of     *     dollars ($   *   ) annually of classified ad business outsourced to Company, calculated by taking the Publishers classified ad business for the Business Categories outsourced to Company (“Guarantee”) for each successive twelve-month period during the Term starting with the twelve-month period ending on the first anniversary of the last day of the Ramp-Up Period (each, a “Twelve-Month Period”) .
Except as expressly set forth herein, the terms and conditions of the Agreement shall continue in full force and effect.
     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to enter into this Addendum, effective as of the Effective Date.
Accepted By:

The Sun-Times Company		Classifieds Plus, Inc.

Printed Name:	James D. McDonough	Printed Name:	Michael Stanek

Signature:	/s/ James D. McDonough	Signature:	/s/ Michael Stanek

Title:	Secretary	Title:	Chief Executive Officer

Date:	8/11/08	Date:	8/11/08

*	Confidential portions omitted and filed separately with the Commission.
Classifieds Plus, Inc. 6215 Sheridan Drive, Williamsville, New York 14221